[EXECUTION COPY]


                                 AMENDMENT NO. 9
                                       to
                      FOURTH AMENDED AND RESTATED REVOLVING
                          CREDIT AND SECURITY AGREEMENT
                          dated as of October 20, 1995


                  THIS AMENDMENT NO. 9 dated November 14, 1997 is made by and among SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders parties from time to time to the Credit Agreement (as hereinafter defined), and BANKBOSTON, N.A. (formerly known as The First National Bank of Boston)("BankBoston"), as the agent (the "Agent") for the Lenders.

                             Preliminary Statements

                  The Borrower, the Lenders and the Agent are parties to a Fourth Amended and Restated Revolving Credit and Security Agreement dated as of October 20, 1995, (as amended and in effect, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined). The Borrower has requested, and the Lenders and the Agent have agreed, upon and subject to the terms, conditions and provisions of this Amendment, to increase the Dollar amount of Capital Expenditures of the Borrower permitted under the Credit Agreement.

                  Accordingly, in consideration of the Credit Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1. Amendments to Credit Agreement. From and after the date hereof, subject only to receipt by the Agent of at least six counterparts of this Amendment signed by the duly authorized representatives of each Lender and the Borrower, the Credit Agreement is hereby amended by amending Section
10.5 Capital Expenditures by amending clauses (c) and (d) thereof in their entirety to read as follows:

                           (c) for the fiscal year of the Borrower ending September 30, 1997, $57,000,000;

                           (d) for the fiscal year of the Borrower ending September 30, 1998, $10,000,000 plus the lesser of $3,000,000 and the amount, if any, by which $57,000,000 exceeds the actual amount of Capital Expenditures of the Borrower and its Consolidated Subsidiaries made during the fiscal year of the Borrower ending September 30, 1997; and

                  Section   2.   Effect  of   Amendment.   From  and  after  the
effectiveness of this Amendment, all references in the Credit Agreement and in any other Loan Document to "this Agreement," "the Credit Agreement,"
"hereunder," "hereof" and words of like import referring to the Credit Agreement, shall mean and be references to the Credit Agreement as amended by this Amendment. Except as expressly amended hereby, the Credit Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  Section 3.        Counterpart Execution; Governing Law.

                  (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  (b) Governing Law. This Amendment shall be governed by and construed in accordance withthe laws of the State of Georgia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                     SYNTHETIC INDUSTRIES, INC.



   [Corporate Seal]                                  By:/s/ Leonard Chill
                                                        Leonard Chill
ATTEST:                                                 President & CEO

By:/s/ Joseph Sinicropi
------------------------------
[Assistant] Secretary
                                  BANKBOSTON, N.A., as the Agent and as a Lender


                                                      By: /s/ Stephen Y. McGehee
                                                        Stephen Y. McGehee
                                                        Director


                                               SANWA BUSINESS CREDIT CORPORATION


                                                      By: /s/ Peter L. Skavla
                                                        Peter L. Skavla
                                                        Vice President


                                           SOUTHTRUST BANK, NATIONAL ASSOCIATION


                                                      By: /s/ Babara A. Gewert
                                                        Babara A. Gewert
                                                        Vice President